EXHIBIT 99.1

Barnes & Noble Education Announces Quarterly Cash Dividend

Florham Park, NJ, September 24, 2026 - Barnes & Noble Education, Inc. (NYSE: BNED) announced today that its board of directors declared a quarterly cash dividend of $0.08 per share of common stock payable to shareholders of record as of October 14, 2026. The dividend will be payable on October 29, 2026.

ABOUT BARNES & NOBLE EDUCATION, INC.
Barnes & Noble Education, Inc. (NYSE: BNED) is a leading solutions provider for the education industry, driving affordability, access and achievement at hundreds of academic institutions nationwide and ensuring millions of students are equipped for success in the classroom and beyond. Through its family of brands, BNED offers campus retail services and academic solutions, wholesale capabilities and more. BNED is a company serving all who work to elevate their lives through education, supporting students, faculty and institutions as they make tomorrow a better and smarter world. For more information, visit www.bned.com.

Investor Contact:
Greg McKinley / Rob Fink
FNK IR
BNED@fnkir.com
952-393-4255 / 646-809-4048

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expect," "anticipate," "intend," "plan," "will," and similar expressions. These statements are based on management's current expectations and beliefs and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied, including the Company's financial condition, results of operations and cash flows; the Company's ability to comply with covenants contained in its credit agreement; general economic and market conditions; and other risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.
The declaration of any future dividends remains subject to the review and approval of the Board of Directors in its sole discretion and in accordance with applicable law. The Board reserves the right to modify, suspend, or discontinue the dividend at any time as it evaluates the Company's capital allocation strategy and ensures compliance with applicable restrictions, including those set forth in the Company's credit agreement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.